Exhibit 4.1

THIRD AMENDMENT TO

FOURTH AMENDED AND RESTATED CREDIT AGREEMENT

This THIRD AMENDMENT TO FOURTH AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of September 26, 2005, is between REGAL CINEMAS CORPORATION, a Delaware corporation (“Borrower”), and CREDIT SUISSE, CAYMAN ISLANDS BRANCH (formerly known as CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch), as administrative agent (in such capacity, “Administrative Agent”).

RECITALS

WHEREAS, Borrower, the Lenders party thereto, Administrative Agent and Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as sole lead arranger and sole book runner, have entered into the Fourth Amended and Restated Credit Agreement dated as of May 10, 2004 (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of July 27, 2004 and that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of November 24, 2004,  the “Credit Agreement”);

WHEREAS, Borrower desires to provide for certain amendments to the Credit Agreement specified herein; and

WHEREAS, the Lenders and Administrative Agent have agreed to amend the Credit Agreement as provided herein upon the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises made hereunder, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.           Definitions.  Unless otherwise expressly defined herein, all capitalized terms used herein and defined in the Credit Agreement shall be used herein as so defined.

Section 2.           Amendment to Mandatory Prepayments. Section 2.14(d) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(d)         Consolidated Excess Cash Flow.  In the event that there shall be Consolidated Excess Cash Flow for the period commencing on May 1, 2004 and ending on the last day of Fiscal Year 2004, or for any Fiscal Year of Borrower thereafter, Borrower shall, no later than 90 days after the end of such period or Fiscal Year, prepay the Loans as set forth in Section 2.15(b) in an aggregate amount equal to 50% of such Consolidated Excess Cash Flow; provided that, if the Consolidated Leverage Ratio as at the end of such period or Fiscal Year shall be 3.75:1.00 or less, Borrower shall not be required to make the prepayments otherwise required hereby.”

Section 3.           Amendment to Regulation H Representation and Warranty. Section 4.22 of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“4.22      Regulation H.  Except for Real Estate Assets in respect of which federal flood insurance coverage and additional flood insurance coverage meeting the requirements of Section 5.5(d) hereof is maintained by the Loan Parties, no Mortgage encumbers any improved Real Estate Asset that is located in an area that has been identified by the Secretary of Housing and Urban Development as an area having special flood hazards and in which flood insurance has been made available under the National Flood Insurance Act of 1968, as amended.”

Section 4.           Amendment to Maximum Consolidated Adjusted Leverage Ratio. Section 6.1(a) of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following therefor:

Fiscal Quarter Ending	Consolidated Adjusted Leverage Ratio
2nd Fiscal Quarter of 2004 through 4th Fiscal Quarter of 2004	6.00:1.00
1st Fiscal Quarter of 2005 through 4th Fiscal Quarter of 2005	6.00:1.00
1st Fiscal Quarter of 2006 through 4th Fiscal Quarter of 2006	6.00:1.00
1st Fiscal Quarter of 2007 through 4th Fiscal Quarter of 2007	5.75:1.00
1st Fiscal Quarter of 2008 through 4th Fiscal Quarter of 2008	5.50:1.00
1st Fiscal Quarter of 2009 and thereafter	5.25:1.00

Section 5.           Amendment to Maximum Consolidated Leverage Ratio.  Section 6.1(b) of the Credit Agreement is hereby amended by deleting the table contained therein and substituting the following therefor:

Fiscal Quarter Ending	Consolidated Leverage Ratio
2nd Fiscal Quarter of 2004 through 4th Fiscal Quarter of 2004	4.00:1.00
1st Fiscal Quarter of 2005 through 4th Fiscal Quarter of 2005	4.00:1.00
1st Fiscal Quarter of 2006 through 4th Fiscal Quarter of 2006	4.00:1.00
1st Fiscal Quarter of 2007 through 4th Fiscal Quarter of 2007	3.75:1.00
1st Fiscal Quarter of 2008 through 4th Fiscal Quarter of 2008	3.50:1.00

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Fiscal Quarter Ending	Consolidated Leverage Ratio
1st Fiscal Quarter of 2009 and thereafter	3.25:1.00

Section 6.           Conditions Precedent.  This Amendment shall become effective on the date upon which: (A) Administrative Agent shall have received: (i) this Amendment, executed by Borrower, (ii) executed Lender Consents, substantially in the form attached hereto as Annex I (“Lender Consents”), from the Requisite Lenders, (iii) the consent of the Guarantors to this Amendment in the form attached hereto as Annex II (the “Consent of Guarantors”), executed by each of the Guarantors, and (iv) payment of all reasonable expenses of Administrative Agent for which invoices have been presented (including the invoices of Skadden, Arps, Slate, Meagher & Flom LLP) and (B) the Borrower shall have paid a consent fee equal to 0.05% of the aggregate amount of such Lender’s Term Loan Exposure and Revolving Commitment to each such Lender that executes a Lender Consent prior to September 23, 2005.

Section 7.           Representations and Warranties.  Borrower hereby represents and warrants to Administrative Agent and the Lenders that, as of the date hereof and after giving effect to this Amendment:

(a)   all representations and warranties set forth in the Credit Agreement and in each other Loan Document are true and correct in all material respects as if made again on and as of such date (except those, if any, which by their terms specifically relate only to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date);

(b)   no Default or Event of Default has occurred and is continuing;

(c)   each of the Loan Parties has all corporate power and authority to enter into this Amendment and the Consent of Guarantors attached hereto, as applicable, and to carry out the transactions contemplated by, and to perform its obligations under, this Amendment and the Credit Agreement as amended hereby, as applicable;

(d)   the execution and delivery of this Amendment and the Consent of Guarantors and the performance of this Amendment and the Credit Agreement as amended hereby have been duly authorized by all necessary corporate action on the part of each of the Loan Parties party thereto;

(e)   the Credit Agreement (as amended by this Amendment) and all other Loan Documents are and remain legal, valid, binding and enforceable obligations in accordance with the terms thereof, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general equitable principles; and

(f)    the execution and delivery of this Amendment and the Consent of Guarantors and the performance of this Amendment and the Credit Agreement as amended hereby do not and will not conflict with or violate (i) any provision of the articles or certificate of incorporation or bylaws of any of the Loan Parties, (ii) any Requirement of Law, (iii) any order, judgment or decree of any court or other governmental agency binding on any of the Loan Parties, or (iv) any material indenture, agreement or instrument to which any of the Loan Parties is a party or by which it is bound, or require any consent or approval of any Person.

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Section 8.           Reference to Agreement.  Each of the Loan Documents, including the Credit Agreement, and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are hereby amended so that any reference in such Loan Documents to the Credit Agreement, whether direct or indirect, shall mean a reference to the Credit Agreement as amended hereby.  This Amendment shall constitute a Loan Document under the Credit Agreement.

Section 9.           Costs and Expenses.  Borrower shall pay on demand all reasonable costs and expenses of Administrative Agent (including the reasonable fees, costs and expenses of counsel to Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.

Section 10.         Governing Law.  THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 11.         Execution.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 12.         Severability.  Any provision of this Amendment held to be invalid, illegal, ineffective or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, ineffectiveness or unenforceability without affecting the validity, legality, effectiveness and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.         Limited Effect.  This Amendment relates only to the specific matters expressly covered herein, shall not be considered to be a waiver of any rights or remedies any Lender may have under the Credit Agreement or under any other Loan Document, and shall not be considered to create a course of dealing or to otherwise obligate in any respect any Lender to execute similar or other amendments under the same or similar or other circumstances in the future.  Except as expressly amended hereby, the Credit Agreement shall remain in full force and effect, and is hereby ratified and confirmed.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

REGAL CINEMAS CORPORATION

By:	/s/ Amy Miles
Name:	Amy Miles
Title:	EVP & CFO

CREDIT SUISSE, CAYMAN ISLANDS BRANCH
(formerly known as CREDIT SUISSE FIRST BOSTON,
acting through its Cayman Islands Branch), as
Administrative Agent

By:	/s/ William O’Daly
Name:	William O’Daly
Title:	Director

By:	/s/ Rianka Mohan
Name:	Rianka Mohan
Title:	Associate

Annex I

LENDER CONSENT

September    , 2005

Reference is made to that certain Fourth Amended and Restated Credit Agreement, dated as of May 10, 2004, among Regal Cinemas Corporation, the Lenders party thereto, and Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as administrative agent, sole lead arranger and sole book runner (as amended by that certain First Amendment to Fourth Amended and Restated Credit Agreement dated as of July 27, 2004 and that certain Second Amendment to Fourth Amended and Restated Credit Agreement dated as of November 24, 2004, the “Credit Agreement”; the terms defined therein being used herein as therein defined).

The undersigned, as a Lender having or holding Term Loan Exposure, hereby consents to the Third Amendment to Fourth Amended and Restated Credit Agreement (the “Amendment”) in the form delivered to the undersigned Lender on or prior to the date hereof.

Pursuant to Section 9.5 of the Credit Agreement, the undersigned Lender hereby consents to the execution by Credit Suisse, Cayman Islands Branch (formerly known as Credit Suisse First Boston, acting through its Cayman Islands Branch), as Administrative Agent, of the Amendment.

(Name of Lender)

By:
Name:
Title:

Annex II

CONSENT OF GUARANTORS

Each of the undersigned is a Guarantor of the Obligations under the Credit Agreement and hereby (a) consents to the foregoing Amendment, (b) acknowledges that notwithstanding the execution and delivery of the foregoing Amendment, the obligations of each of the undersigned Guarantors are not impaired or affected and all guaranties given to the holders of the Obligations and all Liens granted as security for the Obligations continue in full force and effect, and (c) confirms and ratifies its obligations under the Guaranty and Collateral Agreement and each other Loan Document executed by it.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Amendment to which this Consent is attached or in the Credit Agreement referred to therein.

IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Consent of Guarantors as of the 26th day of September, 2005.

[signature page follows]

REGAL CINEMAS, INC.
REGAL CINEMAS BONDS CORPORATION
R.C. COBB, INC.
COBB FINANCE CORP.
REGAL INVESTMENT COMPANY
ACT III CINEMAS, INC.
ACT III THEATRES, INC.
A 3 THEATRES OF TEXAS, INC.
A 3 THEATRES OF SAN ANTONIO, LTD.,
by A3 Theatres of Texas, Inc., its General Partner
GENERAL AMERICAN THEATRES, INC.
BROADWAY CINEMA, INC.
TEMT ALASKA, INC.
J.R. CINEMAS, INC.
EASTGATE THEATRE, INC.
REGAL CINEMAS HOLDINGS, INC.
REGAL CINEMAS GROUP, INC.
ACT III INNER LOOP THEATRES, INC.
EDWARDS THEATRES, INC.
FLORENCE THEATRE CORPORATION
MORGAN EDWARDS THEATRE CORPORATION
UNITED CINEMA CORPORATION
HOYTS CINEMAS CORPORATION
INTERSTATE THEATRES CORPORATION
FREDERICK PLAZA CINEMAS, INC.
UNITED ARTISTS THEATRE GROUP, LLC
RCI/RMS, LLC
REGAL GALLERY PLACE, LLC
UA SWANSEA, LLC
UNITED ARTISTS PROPERTIES I CORP.
UNITED ARTISTS REALTY COMPANY
UNITED ARTISTS THEATRE COMPANY

By:	/s/ Amy Miles
Name:	Amy Miles
Title:	CFO

REGAL CINEMEDIA CORPORATION

By:	/s/ Amy Miles
Name:	Amy Miles
Title:	CFO